EXHIBIT 15.1

KPMG Audit Tour EQHO 2 avenue Gambetta CS 60055 92066 Paris La Défense Cedex Commissaire aux Comptes Membre de la Compagnie régionale de Versailles	ERNST & YOUNG Audit 1/2, place des Saisons 92400 Courbevoie - Paris-La Défense 1 France S.A.S. à capital variable Commissaire aux Comptes Membre de la Compagnie régionale de Versailles

TOTAL S.A.

Consent of independent registered public accounting firms

We consent to the references to our firms under the heading “Selected Financial Data” in the December 31, 2015 annual report on Form 20-F of TOTAL and to the incorporation by reference of our reports dated March 15, 2016, with respect to the consolidated balance sheets of TOTAL S.A. and its subsidiaries (“TOTAL”) as at December 31, 2015, 2014 and 2013, and the related consolidated statements of income, comprehensive income, cash-flows and changes in shareholders’ equity for each of the three years in the period ended December 31, 2015 and the effectiveness of internal control over financial reporting as at December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 20-F of TOTAL, in the following registration statements:

(i)	the Registration Statement on Form S-8 (File no. 333-150365) of TOTAL, filed with the SEC on April 22, 2008;

(ii)	the Registration Statement on Form S-8 (File no. 333-169828) of TOTAL, filed with the SEC on October 8, 2010;

(iii)	the Registration Statement on Form S-8 (File no. 333-172832) of TOTAL, filed with the SEC on March 15, 2011;

(iv)	the Registration Statement on Form S-8 (File no. 333-183144) of TOTAL, filed with the SEC on August 8, 2012;

(v)	the Registration Statement on Form S-8 (File no. 333-185168) of TOTAL, filed with the SEC on November 28, 2012, as amended on October 31, 2014;

(vi)	the Registration Statement on Form S-8 (File no. 333-199735) of TOTAL, filed with the SEC on October 31, 2014; and

(vii)	the Registration Statement on Form F-3 (Files no. 333-203476, 333-203476-01, 333-203476-02 and 333-203476-03) of TOTAL, Total Capital Canada Ltd, Total Capital International and Total Capital, filed with the SEC on April 17, 2015, as amended on April 27, 2015.

Paris-La Défense, March 15, 2016

KPMG Audit A division of KPMG S.A.	ERNST & YOUNG Audit

/s/ MICHEL PIETTE	/s/ VALÉRIE BESSON	/s/ YVON SALAÜN	/s/ LAURENT MIANNAY
Michel Piette	Valérie Besson	Yvon Salaün	Laurent Miannay
Partner	Partner	Partner	Partner